Exhibit 99.1

Red Rock Resorts Announces Second Quarter 2026 Results

LAS VEGAS, August 4, 2026 (PRNewswire)—Red Rock Resorts, Inc. (“Red Rock Resorts,” “we” or the “Company”) (NASDAQ: RRR) today reported financial results for the second quarter ended June 30, 2026.

Second Quarter Results

Consolidated Operations

•	Net revenues were $510.3 million for the second quarter of 2026, a decrease of 3.0%, or $16.0 million, from $526.3 million in the same period of 2025.

•	Net income was $76.6 million for the second quarter of 2026, a decrease of 29.3%, or $31.7 million, from $108.3 million in the same period of 2025.

•	Adjusted EBITDA(1) was $208.0 million for the second quarter of 2026, a decrease of 9.3%, or $21.4 million, from $229.4 million in the same period of 2025.

Las Vegas Operations

•	Net revenues from Las Vegas operations were $503.2 million for the second quarter of 2026, a decrease of 2.0%, or $10.1 million, from $513.3 million in the same period of 2025.

•	Adjusted EBITDA from Las Vegas operations was $227.5 million for the second quarter of 2026, a decrease of 5.0%, or $11.9 million, from $239.4 million in the same period of 2025.

Native American

•	Net revenues from Native American activities were $3.8 million for the second quarter of 2026, a decrease of 62.0%, or $6.2 million, from $10.0 million in the same period of 2025.

•	Adjusted EBITDA from Native American activities was $2.8 million, a decrease of 72.0%, or $7.2 million, from $10.0 million in the same period of 2025.

Balance Sheet Highlights

The Company’s cash and cash equivalents at June 30, 2026 were $136.5 million and total principal amount of debt outstanding at the end of the second quarter was $3.6 billion.

Quarterly Dividend

The Company’s Board of Directors has declared a cash dividend of $0.26 per Class A common share for the second quarter of 2026. The dividend will be payable on September 30, 2026 to all stockholders of record as of the close of business on September 15, 2026.

Prior to the payment of such dividend, Station Holdco LLC (“Station Holdco”) will make a cash distribution to all unit holders of record, including the Company, of $0.26 per unit for a total distribution of approximately $29.0 million, approximately $17.1 million of which is expected to be distributed to the Company and approximately $11.9 million of which is expected to be distributed to the other unit holders of record of Station Holdco.

Conference Call Information

The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call will consist of prepared remarks from the Company and include a question and answer session. Those interested in participating in the call should dial (888) 317-6003, or (412) 317-6061 for international callers, approximately 15 minutes before the call start time. Please use the passcode: 6067582. A replay of the call will be available from today through August 11, 2026 at www.redrockresorts.com. A live audio webcast of the call will also be available at www.redrockresorts.com.

Presentation of Financial Information

(1) Adjusted EBITDA is a non-GAAP measure that is presented solely as a supplemental disclosure. We believe that Adjusted EBITDA is a widely used measure of operating performance in our industry and is a principal basis for valuation of gaming companies. We believe that in addition to net income, Adjusted EBITDA is a useful financial performance measurement for assessing our operating performance because it provides information about the performance of our ongoing core operations. Adjusted EBITDA for the three and six months ended June 30, 2026 and 2025 includes net income plus depreciation and amortization, share-based compensation, write-downs and other, net (including gains and losses on asset disposals, preopening and development, business innovation and technology enhancements and non-routine items), interest expense, net, change in fair value of derivative instruments, gain on Native American development and provision for income tax.

Company Information and Forward Looking Statements

Red Rock Resorts is a holding company that owns an indirect equity interest in and manages Station Casinos LLC (“Station Casinos”). Station Casinos is the leading provider of gaming, hospitality and entertainment to the residents of Las Vegas, Nevada. Station Casinos’ properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include hotels as well as various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Durango Resort & Casino, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho, Wildfire Boulder, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem, Wildfire Lake Mead, Wildfire on Fremont and Seventy Six by Station Casinos (North Lamb, Aliante, Union Village, Tropicana, Fort Apache, and Park Highlands). Station Casinos also owns a 50% interest in Barley’s Casino & Brewing Company, Wildfire Casino & Lanes and The Greens.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward-looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Certain important factors, including but not limited to, financial market risks, could cause our actual results to differ materially from those expressed in our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business includes, without limitation, the impact of rising inflation, higher interest rates and increased energy costs on consumer demand and the Company’s business, financial results and liquidity; the impact of unemployment and changes in general economic conditions on discretionary spending and consumer demand; the impact of our substantial indebtedness; the effects of local and national economic, credit and capital market conditions on consumer spending and the economy in general, and on the gaming and hotel industries in particular; the effects of competition, including locations of competitors and operating and market competition; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; risks associated with construction projects, including disruption of our operations, shortages of materials or labor, unexpected costs, unforeseen permitting or regulatory issues and weather; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents, pandemics, natural disasters or civil unrest; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners; and other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

View source version on http://redrockresorts.investorroom.com/:

Investors:

Stephen L. Cootey

Stephen.Cootey@redrockresorts.com

(702) 495-4214

Media:

Michael J. Britt

Michael.Britt@redrockresorts.com

(702) 495-3693

Red Rock Resorts, Inc.

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating revenues:
Casino	$338,305	$344,796	$678,827	$678,041
Food and beverage	93,033	94,374	183,356	183,646
Room	46,658	51,187	92,172	101,357
Native American management and development fees	3,806	10,008	8,543	10,008
Other	28,460	25,908	54,683	51,082

Net revenues	510,262	526,273	1,017,581	1,024,134

Operating costs and expenses:
Casino	90,239	93,862	181,469	183,275
Food and beverage	78,699	75,894	152,886	149,655
Room	15,845	15,941	31,449	31,930
Other	9,983	8,519	17,683	15,762
Selling, general and administrative	117,936	112,031	232,293	216,742
Depreciation and amortization	58,985	47,988	114,840	96,319
Write-downs and other, net	2,579	4,010	7,289	8,070

	374,266	358,245	737,909	701,753

Operating income	135,996	168,028	279,672	322,381
Earnings from joint ventures	637	610	1,344	1,322

Operating income and earnings from joint ventures	136,633	168,638	281,016	323,703

Other (expense) income:
Interest expense, net	(49,645)	(50,632)	(99,149)	(101,742)
Change in fair value of derivative instruments	3,087	(2,305)	4,053	(7,499)
Gain on Native American development	—	8,476	—	8,476

Income before income tax	90,075	124,177	185,920	222,938
Provision for income tax	(13,483)	(15,924)	(26,608)	(28,735)

Net income	76,592	108,253	159,312	194,203
Less: net income attributable to noncontrolling interests	37,474	51,849	77,305	93,050

Net income attributable to Red Rock Resorts, Inc.	$39,118	$56,404	$82,007	$101,153

Earnings per common share:
Earnings per share of Class A common stock, basic	$0.68	$0.96	$1.41	$1.71
Earnings per share of Class A common stock, diluted	$0.67	$0.95	$1.40	$1.69
Weighted-average common shares outstanding:
Basic	57,888	58,960	58,045	59,081
Diluted	58,805	102,730	59,086	103,060
Dividends declared per common share	$0.26	$1.25	$1.52	$1.50

Red Rock Resorts, Inc.

Segment Information and Reconciliation of Net Income to Adjusted EBITDA

(amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenues
Las Vegas operations	$503,158	$513,262	$1,002,680	$1,008,215
Native American	3,806	10,008	8,543	10,008
Corporate and other	3,298	3,003	6,358	5,911

Net revenues	$510,262	$526,273	$1,017,581	$1,024,134

Net income	$76,592	$108,253	$159,312	$194,203
Adjustments
Depreciation and amortization	58,985	47,988	114,840	96,319
Share-based compensation	9,847	8,723	17,527	16,347
Write-downs and other, net	2,579	4,010	7,289	8,070
Interest expense, net	49,645	50,632	99,149	101,742
Change in fair value of derivative instruments	(3,087)	2,305	(4,053)	7,499
Gain on Native American development	—	(8,476)	—	(8,476)
Provision for income tax	13,483	15,924	26,608	28,735

Adjusted EBITDA	$208,044	$229,359	$420,672	$444,439

Adjusted EBITDA
Las Vegas operations	$227,534	$239,444	$459,951	$475,344
Native American	2,811	10,008	5,734	10,008
Corporate and other	(22,301)	(20,093)	(45,013)	(40,913)

Adjusted EBITDA	$208,044	$229,359	$420,672	$444,439